Exhibit 99.1

AlloVir Appoints Diana M. Brainard, M.D., as Chief Executive Officer, Effective May 17, 2021

– David Hallal to continue as Executive Chairman of the AlloVir Board of Directors

Cambridge, MA, March 22, 2021 – AlloVir (Nasdaq: ALVR), a late clinical-stage cell therapy company, announced today that its Board of Directors has appointed Diana M. Brainard, M.D., as the company’s Chief Executive Officer (CEO), effective May 17, 2021. Dr. Brainard has served on AlloVir’s Board of Directors since April 2019, initially as a Board Observer, and as an Independent Director since July 2020. Dr. Brainard currently serves as Senior Vice President and Head of the Virology Therapeutic Area at Gilead Sciences, Inc. She will succeed David Hallal, who will step down as CEO and continue to serve as Executive Chairman of the Board.

A physician-scientist specializing in infectious diseases, Dr. Brainard has more than 20 years of experience in academic medicine and the biopharmaceutical industry, has authored more than 200 publications, and brings a passion for advancing therapies for life-threatening diseases. During more than a decade at Gilead, she has played an enterprise-wide leadership role building out the Virology franchise at the company, which generated more than $20 billion in revenue in 2020. During her ten years at Gilead, Dr. Brainard oversaw the successful development and approval of multiple transformative therapies for the prevention and/or treatment of viral diseases – including the top three U.S. drug launches of all time. Her recent success rapidly advancing remdesivir to become the first and only antiviral to receive regulatory approval for the treatment of Covid-19 earned her global recognition as one of the most influential people in the fight against COVID-19.

“Over the past three years, AlloVir has advanced a robust clinical pipeline across multiple cell therapies and viral diseases, positioning the company to execute on up to eight pivotal and proof-of-concept studies by the end of 2021,” said David Hallal, CEO and Chairman of AlloVir. “Given this progress, it is an ideal time for Diana to succeed me as CEO and leverage her extensive virology expertise and broad leadership experience to drive the next phase of AlloVir’s growth. As an AlloVir board member, Diana is immersed in all facets of AlloVir’s people, corporate objectives and plans, and I look forward to continuing to work with her as she builds an industry-leading, global, virus-specific T-cell therapy powerhouse.”

“Since joining AlloVir’s Board, I have been impressed and inspired by the potential of our virus-specific T-cell platform and the impressive clinical data gathered to date,” said Dr. Brainard, AlloVir’s newly named Chief Executive Officer. “In recent months, the team has initiated three clinical trials with the company’s lead therapy, Viralym-M, and a proof-of-concept clinical trial with ALVR109, a SARS-COV-2 virus-specific T-cell therapy. I’m honored by the confidence of the Board and look forward to working with our dedicated staff to continue AlloVir’s relentless focus on scientific rigor and operational excellence to bring transformative new therapies to patients with, or at risk for, devastating and life-threatening viral diseases.”

Prior to Gilead, Dr. Brainard worked for Merck in early drug development both in clinical pharmacology and as the Infectious Diseases Lead in translational medicine. Dr. Brainard earned an undergraduate degree at Brown University and received her medical degree from the Tulane University School of Medicine. She continued her training in internal medicine at the Massachusetts General Hospital (MGH), and in infectious diseases at MGH and the Brigham and Women’s Hospital, where she was board-certified in both Internal Medicine and Infectious Diseases. Following the completion of her medical training, she joined the faculty at Harvard Medical School, where she conducted National Institutes of Health (NIH)-funded research on HIV immunology and T cell trafficking.

“Since launching in 2019, David has led AlloVir to extend its leadership position by advancing our pipeline of highly innovative mid- and late-stage clinical cell therapies for the treatment and prevention of viral diseases,” said Jeffrey Bornstein a member of AlloVir’s Board of Directors. “This leadership transition comes at a time of strength for AlloVir – with a world-renowned team of scientists, clinical and regulatory experts, and company builders, combined with a strong balance sheet. We are confident that under Diana’s leadership, the company is uniquely poised to capitalize on the vast potential of AlloVir’s allogeneic, ‘off-the-shelf,’ virus-specific T cell therapy platform.”

In addition to his time as Executive Chairman of AlloVir’s Board of Directors, David Hallal will continue to lead ElevateBio, which is the largest shareholder in AlloVir. AlloVir has expanded its manufacturing capacity by working with ElevateBio BaseCamp, as part of AlloVir’s planned manufacturing capacity expansion and redundancy within the supply chain.

About AlloVir

AlloVir is a leading late clinical-stage cell therapy company with a focus on restoring natural immunity against life-threatening viral diseases in pediatric and adult patients with weakened immune systems. The company’s innovative and proprietary technology platforms leverage off-the-shelf, allogeneic, single and multi-virus specific T-cells targeting devastating viruses for patients with T-cell deficiencies who are at risk from the life-threatening consequences of viral diseases. AlloVir’s technology and manufacturing process enables the potential for the treatment and prevention of a spectrum of devastating viruses with each single allogeneic cell therapy. The company is advancing multiple mid- and late-stage clinical trials across its product portfolio. For more information visit www.allovir.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding AlloVir’s development and regulatory status of our product candidates, the planned conduct of its preclinical studies and clinical trials and its prospects for success in those studies and trials, and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to AlloVir’s financial results, the timing for the initiation and successful completion of AlloVir’s clinical trials of its product candidates, whether and when, if at all, AlloVir’s product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, competition from other biopharmaceutical companies, the impact of the COVID-19 pandemic on AlloVir’s product development plans, supply chain, and business operations and other risks identified in AlloVir’s SEC filings. AlloVir cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AlloVir disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent AlloVir’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media contact:

Courtney Heath

ScientPR

AlloVirPR@scientpr.com

617-872-2462

Investor contact:

Medha Chadha

AlloVir

ir@allovir.com